UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 13, 2022

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On October 13, 2022, the United States Bankruptcy Court for the District of Delaware issued an order (the “Sale Order”) approving the sale to Mullen Automotive Inc. of certain assets for approximately $55.0 million and assumption and assignment of contracts and related liabilities, which are estimated to be approximately $37 million, of Electric Last Mile, Inc. and Electric Last Mile Solutions, Inc. pursuant to the terms and conditions of the Asset Purchase Agreement dated September 16, 2022 (the “Agreement”), which was previously reported in the Company’s Form 8-K filed with the Securities and Exchange Commission on September 19, 2022. Pursuant to the Agreement, the closing will take place within 30 days after entry of the Sale Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: October 17, 2022	By:	/s/ David Michery
David Michery
President and Chief Executive Officer